Exhibit 16

                      TRANSACTION IN SHARES OF THE COMPANY

                     The Reporting Persons engaged in the following transactions in Shares of the Company during the past 60 days. All transactions involved sales of Shares on the New York Stock Exchange, except as otherwise indicated.

Reporting Person
   With Direct
   Beneficial                  Date of            Number of            Price Per Share
    Ownership                Transaction           Shares           (Excluding Commission)
    ---------                -----------           ------           ----------------------
Greenbelt                      08/01/02            (30,000)                  9.70
Greenbelt                      08/01/02           (100,000)                  N/A*
Greensea                       08/01/02            (25,000)                  9.70
Greentree                      08/01/02            (10,000)                  9.70
Kingsley                       08/01/02            (15,000)                  9.70






-------------------------------------

* Greenbelt relinquished voting and investment power over Shares.










                                 Page 16 of 16